UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 14, 2022

PCSB FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-38065	81-4710738
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2651 Strang Boulevard, Suite 100, Yorktown Heights, New York		10598
(Address of Principal Executive Offices)		(Zip Code)

(914) 248-7272
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Common stock, $0.01 par value per share	PCSB	The Nasdaq Stock Market LLC
(Title of Each Class)	(Trading Symbol(s))	(Name of Each Exchange on Which Registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed, on May 23, 2022, PCSB Financial Corporation (“PCSB”) and Brookline Bancorp, Inc (“Brookline”) entered into an Agreement and Plan of Merger (the “merger agreement”). Pursuant to the terms and subject to the conditions set forth in the merger agreement, PCSB will merge with and into Brookline, with Brookline as the surviving entity (the “merger”).

In connection with the proposed merger, Brookline filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, as amended, containing a proxy statement/prospectus, and PCSB filed a definitive proxy statement with the SEC dated August 4, 2022 (collectively, the “proxy statement/prospectus”), which PCSB first mailed to its stockholders on or about August 12, 2022.

Following the mailing of the proxy statement/prospectus to PCSB stockholders, on August 25, 2022, a complaint captioned Bushansky v. PCSB Financial Corporation et al., No. 1:22-CV-07267 was filed in the United States District, Southern District of New York, naming as defendants PCSB and the members of the PCSB board of directors (the “Complaint”).  The Complaint alleges, among other things, that the proxy statement/prospectus contains materially incomplete and misleading information regarding the process that culminated in the merger agreement and the proposed transaction, the valuation analyses performed by PCSB’s financial advisor, and purported insiders’ interests in the proposed transaction.  The Complaint asserts alleged violations of Section 14(e) of the Exchange Act, Rule 14d-9 promulgated thereunder, and Section 20(a) of the Exchange Act.  The relief sought includes enjoining the consummation of the merger unless and until certain additional and allegedly material information is disclosed to PCSB’s stockholders, rescinding and setting aside the merger to the extent already implemented, or granting rescissory damages, and awarding the plaintiff the cost of the action, including reasonable attorneys’ and experts’ fees.  In addition, on July 1, 2022, August 18, 2022, August 31, 2022, September 1, 2022, September 2, 2022 and September 6, 2022, the Company received demand letters from seven purported stockholders of the Company alleging that the proxy statement/prospectus omits purportedly material information relating to the proposed transaction (the “Demand Letters”).

PCSB believes that all allegations in the Complaint and Demand Letters are without merit and that the disclosures in the proxy statement/prospectus comply fully with applicable laws. However, solely in order to avoid the expense and distraction of litigation, and without admitting any liability or wrongdoing, PCSB has determined to supplement the proxy statement/prospectus as described in this Current Report on Form 8-K (this “report”). Nothing in this report shall be deemed an admission of the legal necessity or materiality under applicable law of any of the supplemental disclosures set forth herein.

SUPPLEMENTAL INFORMATION TO THE PROXY STATEMENT/PROSPECTUS

The following information supplements the proxy statement/prospectus and should be read in conjunction with the disclosures contained in the proxy statement/prospectus, which should be read in its entirety. To the extent that information set forth herein differs from or updates information contained in the proxy statement/prospectus, the information contained herein supersedes the information contained in the proxy statement/prospectus. All page references are to pages in the proxy statement/prospectus dated August 4, 2022, and any defined terms used but not defined herein shall have the meanings set forth in the proxy statement/prospectus. Without admitting in any way that the disclosures below are material or otherwise required by law, rule or regulation, PCSB makes the following amended and supplemental disclosures to the proxy statement/prospectus:

Background of the Merger

The disclosure under the heading “Description of the Merger—Background of the Merger  ” is hereby revised by amending the fourth full paragraph on page 40 of the proxy statement/prospectus to (i) insert the bold and italicized text and (ii) to remove the text which has been struck through:

From mid-February through March 2022, representatives of Piper Sandler contacted 12 potential interested parties (each of whom was on the list of potential interested parties identified by Piper Sandler) without revealing the identity of PCSB. Of the parties contacted, six signed confidentiality agreements and the identity of PCSB was disclosed to them. PCSB and Brookline entered into a confidentiality agreement on February 15, 2022. The six institutions who signed confidentiality agreements were provided with a CIM and were granted access to the virtual data room. Each confidentiality agreement ~~included~~includes a non-disclosure ~~provisions and standstill provisions that~~provision, subject to certain exceptions~~,~~ such as for disclosure compelled by legal process.  Each confidentiality agreement also includes a standstill provision which remains in effect that prohibits PCSB’s counterparty for 12 months from the date of such agreement, from offering to acquire or acquiring PCSB, and from taking certain other actions, including soliciting proxies, without the prior written consent of PCSB, and ~~including~~includes a provision that prohibits PCSB’s counterparty from asking PCSB to waive such standstill arrangement. As a result of this solicitation process, on March 29, 2022, Brookline, Company B and another Northeast bank holding company (Company C) submitted non-binding indication of interest letters (“IOIs”).

The disclosure under the heading “Description of the Merger—Background of the Merger” is hereby revised by amending the last paragraph on page 40 and continuing on page 41 of the proxy statement/prospectus to (i) insert the bold and italicized text and (ii) to remove the text which has been struck through:

PCSB’s board of directors met on April 4, 2022, with representatives of Piper Sandler and legal counsel attending, to review the results of the solicitation process and the terms of the IOIs received from Brookline, Company B and Company C. Brookline’s IOI proposed a stock/cash mix of 60% stock based on a fixed exchange ratio of 1.3233 shares of Brookline common stock for each share of Company common stock and 40% cash based on a price of $21.50 per share. Company B’s IOI and Company C’s IOI also provided for a stock/cash mix, but both provided lower nominal pricing terms than Brookline. Company B’s IOI provided for a 90% stock/10% cash mix and disclosed a price of $20.75 per share based on that mix.  Company C’s IOI provided for a 75% stock/25% cash mix and disclosed a price of $20.78 based on that mix. Given the volatile stock market conditions, PCSB’s board of directors also considered the pricing terms of each IOI using the 10-day volume weighted average price (“VWAP”) of each party’s common stock through a date proximate to the date of the board meeting.  Based on the VWAP measure, Brookline’s IOI implied a price of $21.50 per share, Company B’s IOI implied a price of $20.90 per share, and Company C’s IOI implied a price of $20.87 per share. Brookline’s IOI provided that Brookline would select one director from among all of the directors of PCSB to serve on Brookline’s board of directors. Unlike Company B’s and Company C’s IOIs, which provided for merging PCSB Bank into Company B’s and Company’s C’s respective bank subsidiaries, Brookline’s IOI provided for operating PCSB Bank as a separate subsidiary alongside Brookline’s two existing bank subsidiaries~~.~~ with the current directors of PCSB Bank (other than one director of PCSB Bank to be selected by Brookline to serve on Brookline’s board of directors) continuing to serve as directors of PCSB Bank and Brookline’s stated expectation that certain members of PCSB’s executive management team would remain affiliated with Brookline upon the closing of the proposed transaction. All three IOIs requested a period of exclusivity to negotiate with PCSB. As part of this discussion, Piper Sandler updated the board of directors regarding the then current bank and thrift mergers and acquisitions market. The board of directors also reviewed again its decision to seek a strategic partner and noted the significant increases in business uncertainties since the beginning of 2022, including rising market interest rates, growing inflation expectations, and declining stock prices, as well as the potential impact of such conditions on PCSB. After lengthy discussion, the board of directors authorized Piper Sandler to contact Brookline, Company B and Company C and request that they improve the financial terms of their IOIs in exchange for an exclusivity agreement with PCSB.
The disclosure under the heading “Description of the Merger—Background of the Merger” is hereby revised by amending the first full paragraph on page 41 of the proxy statement/prospectus to insert the bold and italicized text:

On April 7, 2022, Company C submitted a revised IOI, which provided lower nominal pricing terms than Brookline’s revised IOI.  The revised IOI provided for a 90% stock/10% cash mix and disclosed a price of $21.00 per share based on that mix ($20.27 per share based on VWAP).

The disclosure under the heading “Description of the Merger—Background of the Merger” is hereby revised by amending the second full paragraph on page 41 of the proxy statement/prospectus to insert the bold and italicized text:

On April 8, 2022, Brookline submitted a revised IOI, which increased the stock exchange ratio from 1.3233 to 1.3284 and the cash consideration from $21.50 per share to $21.60 per share and revised the stock/cash mix from 60%/40% to 65%/35%.  The revised IOI disclosed a price of $21.60 per share based on the revised mix ($21.10 per share as calculated based on VWAP).

The disclosure under the heading “Description of the Merger—Background of the Merger” is hereby revised by amending the fourth full paragraph on page 41 of the proxy statement/prospectus to insert the bold and italicized text:

On April 12, 2022, Brookline submitted a revised IOI that reflected an increase in the cash merger consideration from $21.60 per share to $22.00 per share and reverted to the original stock/cash mix of 60%/40%. The stock exchange ratio was unchanged at 1.3284.  The revised IOI disclosed a price of $21.76 per share ($21.28 per share based on VWAP).

The disclosure under the heading “Description of the Merger—Background of the Merger  ” is hereby revised by amending the eighth full paragraph on page 41 of the proxy statement/prospectus to insert the bold and italicized text:

On May 2, 2022, Brookline’s legal counsel distributed an initial draft of the merger agreement to Luse Gorman. Between May 9, 2022 and May 22, 2022, multiple drafts of the merger agreement were exchanged, and representatives of Brookline’s legal counsel and representatives of PCSB’s legal counsel participated in calls to discuss open issues, which included deal protections, termination fees, the conduct of PCSB’s business prior to closing, certain representations and warranties and employee matters.  Following the entry by PCSB and Brookline into the exclusivity agreement on April 18, 2022, there were no further discussions between PCSB and Brookline regarding the pricing terms set forth in Brookline’s revised IOI dated April 12, 2022.  Between May 9, 2022 and May 22, 2022, Mr. Roberto had discussions with representatives of Brookline about the terms of his consulting agreement, and between May 10, 2022, and May 23, 2022, Michael P. Goldrick, PCSB Bank’s Executive Vice President and Chief Lending Officer, had discussions with representatives of Brookline regarding the terms of his employment agreement with respect to his employment as President and Chief Executive Officer of PCSB Bank upon the closing of the proposed transaction.

The disclosure under the heading “The Merger Agreement—Conduct of Business Pending the Merger  ” is hereby revised by amending the second bullet point on page 82 of the proxy statement/prospectus to (i) insert the bold and italicized text and (ii) to remove the text which has been struck through:

•
make, declare or pay any dividend or other distribution on its capital stock, other than dividends from wholly-owned subsidiaries to PCSB or regular quarterly dividends on PCSB common stock ~~consistent with past practice;~~exceeding, without Brookline’s prior written consent, the $0.07 dividend paid by PCSB in the fiscal quarter ending June 30, 2022 (PCSB declared an increase in its quarterly cash dividend from $0.06 per share to $0.07 per share on April 27, 2022);

Opinion of PCSB’s Financial Advisor

The disclosure under the heading “Description of the Merger—Opinion of PCSB’s Financial Advisor— Comparable Company Analyses” is hereby revised by deleting the table under the subheading “PCSB Comparable Company Analysis” on page 49 of the proxy statement/prospectus and replacing the table with the following:

PCSB Comparable Company Analysis

The disclosure under the heading “Description of the Merger—Opinion of PCSB’s Financial Advisor—Comparable Company Analyses   ” is hereby revised by deleting the table under the subheading “Brookline Comparable Company Analysis” on page 50 of the proxy statement/prospectus and replacing the table with the following:
Brookline Comparable Company Analysis

Company	Market Cap. ($M)	Price to: TBV (%)	Price to: LTM EPS (x)	Price to: 2022E EPS (x)	Price to: 2023E EPS (x)	Div. Yield (%)	Total Assets ($M)	Loans / Dep. (%)	NPAs / Assets (%) [1]	LLR / Loans (%)	NCOs / Avg. Loans (%)	TCE / TA (%)	Total RBC Ratio (%)	ROAA (%)	ROA-TCE (%)	NIM (%)	Cost of Dep. (%)	Eff. Ratio (%)
Provident Financial Services	1,646	144	10.3	10.2	9.5	4.4	13,617	85.0	0.54	0.79	(0.08)	8.81	12.32	1.28	14.59	3.00	0.18	55.3
Sandy Spring Bancorp Inc.	1,779	162	9.1	10.2	9.8	3.5	12,967	93.5	0.35	1.09	0.01	8.70	16.77	1.40	16.15	3.45	0.09	49.3
OceanFirst Financial Corp.	1,116	119	11.3	8.5	7.1	3.6	12,165	90.7	0.29	0.56	(0.00)	8.13	13.16	0.86	10.89	3.13	0.16	56.3
NBT Bancorp Inc.	1,539	169	10.2	10.9	10.8	3.2	12,148	73.1	0.32	1.18	0.14	7.70	15.64	1.30	16.65	2.91	0.07	58.4
Berkshire Hills Bancorp Inc.	1,173	113	9.8	14.0	12.3	1.9	12,097	67.9	0.41	1.37	0.15	8.83	16.05	0.70	7.31	2.61	0.17	73.1
Dime Community Bancshares Inc.	1,129	130	7.7	8.6	8.0	3.3	12,078	88.7	0.54	0.86	0.11	7.35	13.48	1.13	14.68	3.14	0.10	51.2
Eagle Bancorp Inc	1,559	133	8.7	10.0	9.7	3.3	11,227	74.2	0.30	1.00	0.03	10.57	15.86	1.44	15.20	2.63	0.23	34.8
Lakeland Bancorp	950	118	8.9	8.8	8.0	3.9	10,275	81.6	0.22	0.94	0.44	8.07	14.03	0.63	7.42	2.98	0.19	57.4
OFG Bancorp	1,309	143	9.0	8.8	8.0	2.2	10,190	72.9	2.24	2.38	0.04	9.14	14.49	1.48	16.60	4.51	0.32	56.1
First Commonwealth Financial	1,250	166	10.0	10.0	8.8	3.6	9,642	85.1	0.40	1.31	0.07	8.08	14.74	1.16	14.32	3.14	0.04	59.3
S&T Bancorp Inc.	1,098	136	10.2	10.1	9.6	4.4	9,432	87.5	0.75	1.43	(0.12)	8.89	14.18	1.23	14.38	3.12	0.09	56.3
ConnectOne Bancorp Inc.	1,025	127	8.3	8.6	8.0	2.4	8,334	106.4	1.29	1.15	0.01	9.99	15.23	1.52	14.99	3.65	0.31	37.7
Flushing Financial Corp.	671	102	8.6	8.9	9.2	4.0	8,170	102.4	0.32	0.57	0.06	8.05	14.33	0.91	11.23	3.36	0.21	60.3
Tompkins Financial Corporation	1,032	184	12.0	12.5	12.3	3.2	7,891	72.2	0.38	0.83	(0.00)	7.20	14.23	1.18	15.16	3.00	0.12	60.5
Kearny Financial Corp.	792	115	11.8	12.0	12.3	3.7	7,390	90.5	1.21	0.88	0.04	10.33	16.97	0.98	9.35	2.89	0.26	59.8
Univest Financial Corp.	744	125	9.3	9.7	8.7	3.4	7,108	89.3	0.44	1.26	0.01	8.58	13.73	1.15	13.84	2.85	0.19	65.5
Metropolitan Bank Holding Corp	806	146	11.0	9.5	7.3	–	6,627	69.4	0.02	0.93	(0.00)	8.32	14.64	1.10	13.78	2.70	0.23	45.5
TrustCo Bank Corp NY	592	100	9.2	9.3	9.3	4.6	6,282	83.4	0.47	1.03	(0.01)	9.43	20.60	1.10	11.45	2.65	0.07	50.6
Peapack-Gladstone Financial	529	118	10.2	7.6	7.4	0.7	6,256	95.1	0.29	1.13	0.02	7.62	13.94	0.87	11.17	2.65	0.23	50.4
Washington Trust Bancorp Inc.	805	181	11.1	12.3	11.1	4.7	5,848	83.5	0.49	0.91	(0.01)	7.68	14.15	1.12	13.72	2.54	0.25	59.1
Financial Institutions Inc.	402	115	6.0	7.2	8.0	4.4	5,630	74.6	0.16	1.10	0.09	6.40	12.72	1.08	14.81	3.07	0.14	59.2
Northfield Bncp (Staten Island	617	92	9.2	11.0	10.4	4.1	5,516	90.6	0.25	1.01	0.01	12.31	–	1.03	8.21	2.83	0.11	75.8
Camden National Corp.	624	163	9.6	9.7	9.2	3.8	5,420	77.2	0.12	0.90	0.03	7.25	14.51	1.24	15.75	2.87	0.16	56.4
CNB Financial Corp.	402	125	7.4	7.2	6.5	2.9	5,284	80.1	0.58	1.01	0.06	6.18	14.44	1.15	16.63	3.38	0.23	61.4
Cambridge Bancorp	560	147	10.5	10.1	9.0	3.3	5,018	76.4	0.12	1.00	(0.00)	7.69	13.51	1.07	13.95	2.70	0.17	59.3

Footnotes:

Note: Selected regulatory capital information unavailable due to adoption of CBLR

(1) Nonperforming Assets / Assets = (Nonaccrual Loans + Troubled Debt Restructured Loans + Other Real Estate Owned)

The disclosure under the heading “Description of the Merger—Opinion of PCSB’s Financial Advisor—Comparable Company Analyses   ” is hereby revised by deleting the first table under the subheading “Analysis of Precedent Transactions” on page 52 of the proxy statement/prospectus and replacing the table with the following:

The disclosure under the heading “Description of the Merger—Opinion of PCSB’s Financial Advisor—Comparable Company Analyses   ” is hereby revised by deleting the second table under the subheading “Analysis of Precedent Transactions” on page 52 of the proxy statement/prospectus and replacing the table with the following:

The disclosure under the heading “Description of the Merger—Opinion of PCSB’s Financial Advisor—Net Present Value Analyses   ” is hereby revised by amending the last full paragraph on page 52 of the proxy statement/prospectus to (i) insert the bold and italicized text and (ii) to remove the text which has been struck through:

Piper Sandler performed an analysis that estimated the net present value of PCSB common stock assuming PCSB performed in accordance with certain internal financial projections for PCSB for the years ending June 30, 2022 through June 30, 2026, as provided by the senior management of PCSB (as described in the section “Certain Stand-Alone PCSB Prospective Financial Information Used by Piper Sandler” beginning on page 56) and a projected tangible book value per share for PCSB of $22.25 as of June 30, 2026, as provided by the senior management of PCSB.  To approximate the terminal value of a share of PCSB common stock at June 30, 2026, Piper Sandler applied price to 2026 earnings per share multiples ranging from 9.0x to 15.0x and multiples of June 30, 2026 tangible book value ranging from 80% to 120%~~, based on Piper Sandler’s judgement and informed by Piper Sandler’s Comparable Company Analyses~~. Piper Sandler selected these price to earnings and tangible book value multiples based on Piper Sandler’s review of, among other matters, the trading multiples of the PCSB Peer Group, which Piper Sandler deemed to be comparable to PCSB.  The terminal values and projected dividends per share were then discounted to present values using different discount rates ranging from 9.5% to 13.5%, which were chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of PCSB common stock. As illustrated in the following tables, the analysis indicated an imputed range of values per share of PCSB common stock of $10.36 to $19.12 when applying multiples of earnings per share and $11.54 to $19.42 when applying multiples of tangible book value per share.

The disclosure under the heading “Description of the Merger—Opinion of PCSB’s Financial Advisor— Net Present Value Analyses   ” is hereby revised by amending the last full paragraph on page 53 of the proxy statement/prospectus to (i) insert the bold and italicized text and (ii) to remove the text which has been struck through:

Piper Sandler also performed an analysis that estimated the net present value per share of Brookline common stock, assuming Brookline performed in accordance with balance sheet and earnings per share estimates for Brookline for the years ending December 31, 2022 through December 31, 2023, based on publicly available mean analyst estimates for Brookline, as well as an estimated long-term annual earnings per share growth rate for the years ending December 31, 2024 through December 31, 2026 and estimated dividends per share for Brookline for the years ending December 31, 2022 through December 31, 2026, as provided by the senior management of Brookline, and a projected tangible book value per share for Brookline of $12.35 as of December 31, 2026, which assumes a special dividend is paid in the terminal period in order to bring Brookline’s projected terminal period tangible common equity / tangible assets ratio in line with the Brookline Peer Group median tangible common equity / tangible assets ratio of 8.32%. See “Certain Unaudited Financial Information—Certain Stand-Alone Brookline Prospective Financial Information Used by Piper Sandler” for additional information. To approximate the terminal value of a share of Brookline common stock at December 31, 2026, Piper Sandler applied price to 2026 earnings multiples ranging from 8.0x to 12.0x and multiples of December 31, 2026 tangible book value ranging from 120% to 160% ~~based on Piper Sandler’s~~

~~judgement and informed by Piper Sandler’s Comparable Company Analyses~~. Piper Sandler selected these price to earnings and tangible book value multiples based on Piper Sandler’s review of, among other matters, the trading multiples of the Brookline Peer Group, which Piper Sandler deemed to be comparable to Brookline.  The terminal values and dividends per share were then discounted to present values using different discount rates ranging from 8.0% to 12.0%, which were chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Brookline common stock. As illustrated in the following tables, the analysis indicated an imputed range of values per share of Brookline common stock of $12.07 to $19.16 when applying multiples of earnings and $12.37 to $17.98 when applying multiples of tangible book value.

The disclosure under the heading “Description of the Merger—Opinion of PCSB’s Financial Advisor— Net Present Value Analyses   ” is hereby revised by amending the last full paragraph on page 54 of the proxy statement/prospectus to insert the bold and italicized text:

Piper Sandler noted that the net present value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or future results. The following tables describe the inputs and assumptions underlying the discount rates used in the net present value analyses for PCSB common stock and Brookline common stock, respectively, prepared by Piper Sandler. In its normal course of business Piper Sandler employs the Kroll Cost of Capital Navigator and Bloomberg in determining an appropriate discount rate.  The discount rate for PCSB common stock equals the risk free rate, plus the equity risk premium, plus the size premium, plus the industry premium.  The discount rate for Brookline common stock equals the risk free rate, plus the product of the 2-year beta for Brookline common stock and the equity risk premium, plus the size premium.

Calculation of PCSB Discount Rate Inputs and Assumptions
Risk free rate	3.00%
Equity risk premium	5.50%
Size premium	3.02%
Industry premium	(0.16%)
Calculated discount rate	11.36%

Calculation of Brookline Discount Rate Inputs and Assumptions
Risk free rate	3.00%
2 year beta of stock	0.877x
Equity risk premium	5.50%
Size premium	1.22%
Calculated discount rate	9.04%

The disclosure under the heading “Description of the Merger—Opinion of PCSB’s Financial Advisor— Pro Forma Transaction Analyses   ” is hereby revised by amending the last paragraph on page 54 and continuing on to page 55 of the proxy statement/prospectus to (i) insert the bold and italicized text and (ii) to remove the text which has been struck through:

Piper Sandler analyzed certain potential pro forma effects of the proposed merger on Brookline assuming the transaction closes on September 30, 2022. Piper Sandler utilized the following information and assumptions: (a) estimated net income for PCSB for the years ending December 31, 2022 through ~~December 31, 2026~~ December 31, 2023, with an assumed long-term net income growth rate annually thereafter, as provided by the senior management of PCSB and adjusted by the senior management of Brookline (as described in the section “Certain Stand-Alone PCSB Prospective Financial Information Used by Piper Sandler” beginning on page 56), (b) balance sheet and earnings per share estimates for Brookline for the years ending December 31, 2022 through December 31, 2023, based on publicly available mean analyst estimates for Brookline, as well as an estimated long-term annual earnings per share growth rate for the years ending December 31, 2024 through December 31, 2026 and estimated dividends per share for Brookline for the years ending December 31, 2022 through December 31, 2026, as provided by the senior management of Brookline, and (c) certain assumptions relating to transaction expenses, cost savings and purchase accounting adjustments, as provided by the senior management of Brookline, as set forth below under “Certain Unaudited Financial Information— Certain Estimated Synergies Attributable to the Merger” and described in Exhibit 99.2 in the Form 8-K filed by Brookline with the SEC on May 24, 2022.  The analysis indicated that the transaction could be accretive to Brookline’s estimated earnings per share (excluding onetime transaction expenses) in the years ending December 31, 2022 through December 31, 2025 and dilutive to Brookline’s estimated tangible book value per share at close with a tangible book value earnback period of 3.50 years using the crossover method and 4.49 years using the simple method.  The following table describes the EPS and TBV accretion and dilution metrics indicated in the analyses:

	2022E	2023E	2024E	2025E
EPS Accretion [1]	2.9%	13.1%	12.7%	12.6%
TBV Accretion / (Dilution) [2]	(6.9%)	(4.5%)	(2.3%)	(0.4%)

(1)  Excluding onetime transaction expenses
(2)  TBV dilution at Closing of the merger: (7.5%).
The disclosure under the heading “Description of the Merger—Opinion of PCSB’s Financial Advisor— Piper Sandler’s Compensation and Relationships” is hereby revised by amending the third full paragraph on page 55 of the proxy statement/prospectus and to insert the bold and italicized text:

In the two years preceding the date of Piper Sandler’s opinion, Piper Sandler did not provide any other investment banking services to PCSB.  Piper Sandler did not provide any investment banking services to Brookline in the two years preceding the date thereof; provided, however, that Piper Sandler acted as an agent for Brookline’s share repurchase program which occurred in 2021, for which Piper Sandler received approximately $21,000 in trading commissions.  In the ordinary course of Piper Sandler’s business as a broker-dealer, Piper Sandler may purchase securities from and sell securities to PCSB, Brookline and their respective affiliates.  Piper Sandler may also actively trade the equity and debt securities of PCSB, Brookline and their respective affiliates for Piper Sandler’s account and for the accounts of Piper Sandler’s customers.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

Some of the statements contained in this report are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving PCSB’s or Brookline’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “projections,” “prospects,” “forecast,” “guidance,” “goal,” “objective” or “potential,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions. Such forward-looking statements include, but are not limited to, statements about the benefits of the merger, including future financial and operating results of Brookline, PCSB or the resulting company following the merger, the resulting company’s plans, objectives, expectations and intentions, the expected timing of the completion of the merger, financing plans and the availability of capital, the likelihood of success and impact of litigation and other statements that are not historical facts. These statements are only predictions based on Brookline’s and PCSB’s current expectations and projections about future events. There are important factors that could cause Brookline’s and PCSB’s actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks and uncertainties described in the section entitled “Risk Factors” in the proxy statement/prospectus.

These forward-looking statements are subject to numerous assumptions, risks, and uncertainties which change over time. In addition to factors previously disclosed in Brookline’s and PCSB’s reports filed with the SEC, the following factors, among others, could cause actual results to differ materially from forward-looking statements:

•	the effects of the COVID-19 pandemic on the economy generally and on Brookline and PCSB in particular;

•	the inability to close the merger in a timely manner;

•	the failure to complete the merger due to the failure of Brookline shareholders to approve the Brookline share issuance or of PCSB shareholders to approve the merger agreement and the merger;

•	failure to obtain applicable regulatory approvals and meet other closing conditions to the merger on the expected terms and schedule;

•	the potential impact of the announcement or consummation of the proposed merger on relationships with third parties, including customers, employees, and competitors;

•	business disruption following the merger;

•	difficulties and delays in integrating the Brookline and PCSB businesses or fully realizing cost savings and other benefits;

•	each of PCSB’s and Brookline’s potential exposure to unknown or contingent liabilities of the other party;

•	the challenges of integrating, retaining, and hiring key personnel;

•	failure to attract new customers and retain existing customers in the manner anticipated;

•	the outcome of pending or threatened litigation, or of matters before regulatory agencies, whether currently existing or commencing in the future, including litigation related to the merger;

•	any interruption or breach of security resulting in failures or disruptions in customer account management, general ledger, deposit, loan, or other systems;

•	changes in Brookline’s or PCSB’s stock price before closing, including as a result of the financial performance of Brookline or PCSB prior to closing;

•
operational issues stemming from, and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems, on which Brookline and PCSB are highly dependent;

•
changes in legislation, regulation, policies, or administrative practices, whether by judicial, governmental, or legislative action, pertaining to banking, securities, taxation, rent regulation and housing, financial accounting and reporting, environmental protection, and insurance, and the ability to comply with such changes in a timely manner;

•	changes in the monetary and fiscal policies of the United States Government, including policies of the United States Department of the Treasury and the Federal Reserve;

•
changes in interest rates, which may affect Brookline’s or PCSB’s net income, prepayment penalty income, mortgage banking income, and other future cash flows, or the market value of Brookline’s or PCSB’s assets, including its investment securities;

•	potential changes to the Internal Revenue Code;

•	changes in accounting principles, policies, practices, or guidelines;

•	changes in Brookline’s or PCSB’s credit ratings or in Brookline’s or PCSB’s ability to access the capital markets;

•	natural disasters, war, terrorist activities or pandemics; and

•	other economic, competitive, governmental, regulatory, technological, and geopolitical factors affecting Brookline’s or PCSB’s operations, pricing, and services.

Additionally, the timing and occurrence or non-occurrence of events may be subject to circumstances beyond Brookline’s or PCSB’s control.

Annualized, pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results.

For any forward-looking statements made in this report, PCSB claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this report. Except to the extent required by applicable law, PCSB does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions, or events that occur after the date the forward-looking statements are made. All forward-looking statements concerning the merger or other matters addressed in this report and attributable to PCSB or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this report.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This report does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger, Brookline filed with the SEC a registration statement that includes a proxy statement of PCSB that also constitutes a prospectus of Brookline. The proxy statement/prospectus was mailed to the stockholders of PCSB on or about August 12, 2022. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY AMENDMENTS OR SUPPLEMENTS TO SUCH MATERIALS, BECAUSE THESE MATERIALS CONTAIN (OR WILL CONTAIN) IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement/prospectus and other documents filed by PCSB with the SEC at the SEC’s web site at www.sec.gov. PCSB’s documents may be accessed and downloaded for free at PCSB’s website at www.PCSB.com or by directing a request to Investor Relations, PCSB Financial Corporation, 2651 Strang Boulevard, Suite 100, Yorktown Heights, New York 10598 (914) 248-7272.

PARTICIPANTS IN THE SOLICITATION

PCSB and certain of its directors and executive officers may be deemed to participate in the solicitation of proxies from the stockholders of PCSB in connection with the proposed transaction. Information about the directors and executive officers of PCSB and their ownership of PCSB common stock is set forth in the proxy statement for its 2021 annual meeting of stockholders, as filed with the SEC on Schedule 14A on September 24, 2021. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement/prospectus regarding the proposed transaction and other relevant materials filed or to be filed with the SEC, when available. when it becomes available. Free copies of this document when available may be obtained as described in the preceding paragraph.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PCSB FINANCIAL CORPORATION

DATE: September 14, 2022	By:	/s/ Jeffrey M. Helf
Jeffrey M. Helf Senior Vice President and Chief Financial Officer

15